Exhibit 10.1

AMENDMENT TO LETTER AGREEMENT

This Amendment to the Letter Agreement (this “Amendment”), dated as of July 30, 2025, by and among [_____] (together with their respective registered assigns, the “Investors”), and FiscalNote Holdings, Inc., a Delaware corporation (f/k/a Duddell Street Acquisition Corp., a Cayman Islands exempted company) (the “Company” and, together with the Investor, the “Parties”), modifies certain terms of that certain Subordinated Convertible Promissory Note made by FiscalNote Holdings, Inc., a Delaware corporation (n/k/a FiscalNote Intermediate Holdco, Inc.) (“Legacy FiscalNote”), in favor of the Investors as of August 26, 2019 and assumed by the Company (the “Note”), as modified by that certain Letter Agreement, dated March 25, 2025 (the “Letter Agreement” and the Note, as modified by the Letter Agreement, the “Amended Note”), by and among the Investors and the Company. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Amended Note or the Letter Agreement, as applicable.

WHEREAS, as of the date of this Amendment, the sale of the Conversion Shares has not generated net cash proceeds received by the Investors equal to the Repayment Amount.

WHEREAS, the Company is in the process of negotiating documents for a refinancing transaction (the “Refinancing”) that would allow the Company to repay the outstanding amounts owed with respect to the Amended Note.

WHEREAS, the Parties desire to amend the terms of the Letter Agreement and the Amended Note, among other things, to extend the Maturity Date to August 15, 2025 to facilitate the Refinancing and amend Section 3(b) of the Note.

WHEREAS, concurrently herewith or as reasonably practicable hereafter, [ ] (together with its registered assigns, the “Other Investor”) is also entering into a corresponding amendment to the letter agreement with the Company amending the terms of the Other Investor’s Subordinated Convertible Promissory Note made by Legacy FiscalNote, as modified by that certain Letter Agreement, dated March 25, 2025, by and between the Company and the Other Investor.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Amended Note, the Letter Agreement and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	The “Maturity Date” of the Amended Note is hereby amended to be earlier of (i) August 15, 2025 or (ii) an Event of Default.

2.

In addition to any amounts owing under the terms of the Amended Note, the Letter Agreement and this Amendment, as consideration for the extension of the Maturity Date pursuant to Section 1 hereof, the Company hereby agrees to increase the Current Principal Amount of the Amended Note in an amount equal to two (2%) percent of the difference between (i) the Repayment Amount and (ii) the net cash proceeds generated from the sale of the Conversion Shares and received by the Investors as of the date of this Amendment (the “Extension Payment”). The Amended Note will bear PIK Interest on the increased principal amount thereof from and after the Extension Payment.

3.	The second paragraph of Section 3(b) of the Amended Note is hereby amended as follows:

a.

a new proviso is hereby added to the end of the first sentence to read: “; provided, however, if, at any time following the Amendment, the Company repays in cash all or any part of its outstanding obligations owed under the Note, the Letter Agreement and the Amendment by the Maturity Date, the twelve (12) month period referenced in clause (b) shall instead be thirty (30) months.”

b.

a new sentence at the end of the second paragraph is hereby added to read: “Notwithstanding anything to the contrary herein, including Section 4(c) hereof, if the Company repays in cash all of its outstanding obligations owed under the Note, the Letter Agreement and the Amendment by the Maturity Date, the aggregate amount payable to the Investors under clause (ii) of the first sentence of the second paragraph in this Section 3(b) shall be equal to the original aggregate principal amount of $[____].”

4.	Section 3 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“If the sale of the Conversion Shares does not generate net cash proceeds received by the Investors equal to the Amended Repayment Amount prior to the Maturity Date, the Company shall pay the Investors the difference (the “Repayment Amount Difference”) between the Amended Repayment Amount and the net cash proceeds generated from the sale of the Conversion Shares and received by the Investors in cash on or before the Maturity Date. The “Amended Repayment Amount” shall mean the sum of (i) the Repayment Amount and (ii) the Extension Payment plus all PIK Interest thereon that would accrue through the Maturity Date.”

For the avoidance of doubt, the Company shall no longer be permitted to issue any Additional Shares (as previously contemplated by Section 3 of the Letter Agreement) and any remaining references to the Additional Shares in the Amended Note and the Letter Agreement shall be disregarded.

5.	Section 4 of the Letter Agreement is hereby amended as follows:

a.

the first sentence of Section 4 of the Letter Agreement is hereby amended and restated in its entirety to read as follows: “Notwithstanding anything to the contrary in the Transaction Documents, on the Maturity Date, if the amount of the Total Repayments is less than the Amended Repayment Amount, the Maturity Date shall be extended until the earlier of (i) April 15, 2026 and (ii) an Event of Default (the “Extended Maturity Date”).”; and

b.

the third sentence of Section 4 of the Letter Agreement is hereby amended and restated in its entirety to read as follows: “The “Maturity Date Repayment Amount Difference” shall mean 200.0% of the difference between (A) the sum of (i) the Current Principal Amount of the Note as of March 25, 2025 plus all PIK Interest thereon that would accrue through the Maturity Date, plus (ii) the Extension Payment plus all PIK Interest thereon that would accrue through the Maturity Date less (B) the Total Repayments (after payment of all Broker Fees by the Investors).”

6.

Notwithstanding anything to the contrary in the Amended Note or the Letter Agreement, from and after the date of this Amendment, the Company agrees that (i) the Company shall not exercise its conversion option pursuant to Section 4(d) of the Amended Note (or otherwise issue to the Investors any additional Conversion Shares), and (ii) the Company shall not be permitted to issue any Extended Maturity Date Shares to the Investors pursuant to Section 4 of the Letter Agreement, if applicable, until after the Amendment 8-K Filing.

7.	The following defined terms in Section 6 of the Amended Note are hereby amended and restated in their entirety:

““Extended Maturity Date” shall have the meaning defined in the Amendment.”

““Maturity Date Repayment Amount Difference” shall have the meaning defined in the Amendment.”

““Repayment Amount Difference” shall have the meaning defined in the Amendment.”

““Transaction Documents” means this Note, the Letter Agreement, the Amendment and the Purchase Agreement.”

8.	The following defined terms are hereby added to Section 6 of the Amended Note in alphabetical order:

““Amended Repayment Amount” shall have the meaning defined in the Amendment.”

““Amendment” shall mean the Amendment to Letter Agreement, dated as of July 30, 2025, by and among the Company and the Investors.”

““Amendment 8-K Filing” shall have the meaning defined in the Amendment.”

““Extension Payment” shall have the meaning defined in the Amendment.”

9.

No later than 5:30 p.m., New York time, on the fourth (4th) business day after the date of this Amendment, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the Exchange Act (the “Amendment 8-K Filing”). From and after the Amendment 8-K Filing, the Company shall have disclosed all material, non-public information regarding the Company (if any) provided to the Investors by the Company or any of its officers, directors, employees or agents. The Company represents and warrants that (A) the amendment of the Amended Note and the Letter Agreement pursuant to this Amendment and the issuance of the Extended Maturity Date Shares, if any, pursuant to the Letter Agreement shall be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

10.

In addition to the amounts contemplated by Section 9 of the Letter Agreement, the Company agrees to reimburse the Investors’ and the Other Investor’s additional reasonable, documented legal and other third-party expenses, subject to an aggregate cap of $15,000 (such that the total aggregate cap under the Letter Agreement and this Amendment shall be $85,000).

11.

The Company hereby agrees, acknowledges and confirms that, by executing this Amendment, the Company shall be deemed to have made all of the representations and warranties set forth in Section 11 of the Letter Agreement as of the date hereof and all of such representations and warranties are true and correct as of the date hereof; provided, however, the following capitalized term in such representations and warranties mean the following for purposes of this Section 11: “Transaction Documents” shall mean the Transaction Documents (as defined in this Amendment).

12.

Except as amended hereby, the Amended Note and the Letter Agreement are in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect and are hereby incorporated by reference, except as modified and/or amended as set forth herein.

13.

All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

14.

The Amended Note, the Letter Agreement and this Amendment constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

15.

This Amendment may be executed in counterparts and delivered by facsimile or any similar electronic transmission device, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

FISCALNOTE HOLDINGS, INC.

By:
Name:
Title:

[INVESTORS]

By:
Name:
Title:

By:
Name:
Title: